Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
     ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 2000 incorporated by reference in this Form 10-K, into ALLTEL Corporation's previously filed Registration Statements, File Nos. 333-68243,333-76485, 333-85395, 2-99523, 33-35343, 33-48476, 33-54175,
33-56291, 33-65199, 33-88907, 333-88923 and 333-90167.


/s/Arthur Andersen LLP

Little Rock, Arkansas
March 3, 2000



                                       83